Exhibit 10.3

2021-2022 Guangdong Unicom Pipeline and

Customer Engineering (Shenzhen Area)

Transmission Pipeline Distribution Engineering

Labor Service Contract

Client: Shenzhen Zhongyun Communication Technology Co., Ltd.

The Contractor: Shenzhen Zhongyun Information Technology Co., Ltd.

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The Contractor (Party A): Shenzhen Zhongyun Communication Technology Co., Ltd

The Contractor (Party B):Shenzhen Zhongyun Information Technology Co., Ltd

Party A entrusts Party B to implement the construction of the 2021-2022 Guangdong Unicom Pipeline and Customer Project (Shenzhen Area) Transmission Pipeline Distribution Engineering Contract. Both parties, in accordance with the Civil Code of the Peoples Republic of China and other relevant laws and administrative regulations, adhere to the principles of equality, voluntariness, fairness, and good faith, enter into this contract.

1.	Project overview

1.	Project Name: 2021-2022 Guangdong Unicom Pipeline and Customer Engineering (Shenzhen Area) Transmission Pipeline Distribution Project.

2.	Project Location: Shenzhen

3.	Project Scope: This is an annual framework contract, with the final settlement amount based on the actual completed work volume.

4.	The contract follows a fixed-unit-price, lump-sum model, covering labor, quality, construction, progress, safety, site maintenance, finished/semi-finished product protection, and acceptance coordination. Party B guarantees project completion with quality and within the agreed schedule, except for Party A-approved design changes.

5.	The contract quotation includes all work specified in the drawings, such as construction and installation fees, commissioning and activation fees, material handling costs, water and electricity for construction, special tool service fees, profits, and taxes

6.	Party B confirms that the design drawings provided by Party A fully meet the construction needs. If Party B proposes further modification and supplement, Party B shall be responsible for and bear the relevant costs. If Party A proposes further modification and supplement, Party A shall be responsible for and bear the relevant costs.

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7.	Pricing and Work Volume Basis: Contract pricing and project quantities shall be based on Party A’s bidding documents, special design drawings, and the accepted bid submitted by Party B.

8.	If Party A requests design or material changes, the additional costs will be adjusted through a change order If pricing exists in the original bid, adjustments will follow contract and bidding criteria; otherwise, both parties shall negotiate a new price.

9.	Party B has independently inspected the construction site and verified the dimensions before submitting the bid. Any misinterpretations or miscalculations shall be at Party B’s expense. If site conditions change after Party B’s inspection, Party A shall bear any resulting costs.

2.	Scope of engineering contract

For details on specific systems and engineering items, refer to Attachment 1: Labor Unit Price Quotation Sheet.

3.	Contract duration

1.	The official start date shall be subject to the written notice of Party B after Party A has met the conditions for commencement.

2.	Within three (3) days of receiving the notice, Party B must begin construction.

3.	Party B must comply with Party A’s reasonable urgent work requests.

4.	If the project is delayed due to the reasons of Party A, Party A shall be responsible and the project timeline shall be extended accordingly.

5.	The completion date is based on acceptance and approval by both parties.

6.	If Party A issues a commencement notice, but Party B unreasonably delays and fails to start construction on time, causing losses, Party B shall pay a penalty of 0.05% of the total contract amount per day of delay, with a maximum penalty of 5% of the total contract amount. If the delay exceeds ten (10) days, Party A has the right to unilaterally terminate the contract and pursue economic compensation from Party B.

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4.	Quality Standard

1.	If the construction quality problems caused by Party B result in related losses and disputes, Party B shall be responsible for them and compensate for all economic losses caused thereby.

2.	Party B shall ensure the operation stability and reliability of the system project, and Party B shall bear all consequences and losses caused by the system operation failure due to the quality problems of the equipment provided by Party B.

3.	Contract project warranty period: None

5.	Contract Price and Settlement

1.	Settlement method:(Currency: RMB) After the construction team completes this project, the account settlement shall be made according to the actual project situation.

2.	Payment method: telegraphic transfer

3.	Party A shall pay the corresponding amount to the bank account designated by Party B within the time limit stipulated in this Contract, as follows:

Bank: China Merchants Bank Co., LTD. Shenzhen Shajing Branch

Bank account: 755941743310901

Account name: Shenzhen Hongfu Communication Technology Co., LTD

6.	Equipment and Material Management:

1.	All equipment and materials shall be kept by Party B before the completion acceptance and delivery of the project. In case of loss, damage or theft, Party B shall be responsible, and Party A shall not bear any responsibility; after the completion acceptance and delivery of the project, if any loss, damage or theft occurs, Party B shall not bear any responsibility.

7.	Design Change and Settlement

Except for the following factors, the total contract price of the project shall not be adjusted or changed for any other reasons:

1.	Design changes caused by adjustments in building structure leading to increases or decreases in work volume (based on the as-built drawings) can be adjusted according to the change order. The calculation method is as follows: if there are identical items in the contract, equipment prices and installation commissioning fees shall be executed at the unit price stipulated in the contract; if there are no identical items in the contract, the unit price of equipment and installation commissioning fees shall be approved by the client, with the fee standards and discount rates being proportional.

2.	The additional costs of design changes proposed by Party B for the convenience of construction shall not be adjusted and shall be borne by Party B.

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3.	All pricing determinations and adjustments shall only take effect after Party A’s approval through a Change Order.

4.	If Party B finds any errors or unreasonable conditions in the construction drawings during implementation or proposes design changes and optimization of construction drawings for the convenience of construction, Party B shall confirm and acknowledge them by the design unit, and implement them only after the consent of the representative of the on-site supervision engineer. Party B shall not modify the design drawings without authorization.

5.	The design change order issued by the representative of the on-site supervising engineer between Party A and the design unit is also a contract document, which Party B must implement, but the costs caused by the design change shall be borne by Party A.

6.	Party B shall not transfer the drawings of the project to a third party without the consent of Party A. After the completion and acceptance of the project, all the drawings except those that Party B must keep for archiving shall be destroyed by itself.

8.	Party A’s Work and Responsibilities

1.	Pay the contract project payment to Party B in time according to the contract.

2.	Party A entrusts a designated supervisor to oversee the construction of this project. Party A grants the supervisor the following supervisory rights: the authority to sign commencement orders, suspension orders, and resumption orders; the right to inspect construction quality; the power to monitor and supervise construction progress; as well as the authority to approve if the actual completion date is advanced or exceeds the deadline specified in the construction contract; and to conduct quality inspections and acceptance according to current national standards for construction and installation evaluation.

3.	Party A shall designate an engineering project manager to be responsible for the performance of the contract, handle various external procedures before commencement, coordinate on site and negotiate with outsiders, and advance various compensation fees, and assist Party B to solve difficulties and problems encountered in construction.

4.	Organize construction drawing design briefing and be responsible for project construction management.

5.	To be responsible for handling the construction procedures approved by various government functional departments before construction; to provide the site construction underground pipeline network data to Party B; to coordinate and deal with the protection of buildings around the site construction.

6.	Organize the project acceptance according to the delivery notice issued by Party B, handle the project handover procedures and visa, and be responsible for reviewing the construction settlement and handling the payment of project funds.

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9.	Party B’s Work and Responsibilities

1.	Prepare construction organization design and quality plan (must be reviewed and confirmed by the supervisor), and do a good job in all construction preparations.

2.	Provide the construction plan to the client and the supervisor respectively. Submit the commencement notice, completion notice, project accident report, project change notice and other documents to the supervisor.

3.	Comply with the management regulations of the relevant government authorities regarding traffic, construction noise, environmental protection, and production safety at the construction site. Be responsible for on-site security, cleaning, and other tasks, and protect buildings around the construction site. If underground obstacles or cultural relics are discovered, promptly report to the relevant departments and take effective protective measures. Disposal will be handled according to specific regulations, and any resulting costs will be negotiated with the client. Any delay in the project schedule will be extended accordingly.

4.	Responsible for the inventory, storage and use of equipment and materials. At the end of the project, the surplus engineering materials will be handed over to the material agent entrusted by the client.

5.	Responsible for the collection and transportation of depreciation materials at the construction site, and deliver the depreciation materials to the location designated by the project manager representative and hand over to relevant personnel.

6.	Party B warrants that the system equipment provided shall have reasonable performance and service life under correct installation, normal use and maintenance.

7.	Party B appoints Yang Yue as the Project Manager and Xu Junhao as the Technical Director.

8.	The construction shall be carried out in strict accordance with the construction design, meeting minutes, ministry regulations and construction operation requirements, and civilized construction shall be carried out. The quality and time of the project shall be ensured, and the safety of equipment and materials at the construction site shall be responsible. The regulations on site safety and civilized construction and labor protection shall be strictly observed, and the responsibility for any safety accidents shall be borne by the contractor.

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9.	Cooperate with party A to participate in the completion acceptance.

10.	If Party B fails to complete all work as agreed in the contract, Party B shall bear the economic losses caused thereby and the construction period shall not be extended. During the construction process, Party B shall be responsible for and bear all expenses caused by quality accidents due to party Bs reasons.

11.	This project is included in the scope of general contracting management. Party B must abide by the site management system of the general contractor, comply with the management and supervision of Party A and the supervisor; after entering the site, Party B must sign a safety and civilized production management agreement with the general contractor; if Party B breaches the contract during its performance, it will unconditionally accept the penalty of Party A;

12.	Provide technical data for completion acceptance, submit project settlement data, participate in completion acceptance, and be responsible for completing the site clearance after work is completed, and all construction teams and construction machinery and equipment will be withdrawn within seven days after completion.

13.	Party B shall not subcontract the contracted project to others, nor shall it subdivide the contracted project and subcontract it to others in the name of sub-contracting.

14.	During the execution of the contract, living or cooking on the construction site is strictly prohibited. The contractor is responsible for arranging accommodation and meals for construction personnel. If a violation is found, a penalty of 2,000 RMB per occurrence will be imposed.

10.	Acceptance of Work

1.	The quality of the project shall meet the quality grade stipulated in the contract, and the quality evaluation standard shall be based on the national or industrial quality inspection evaluation standard. If the quality of the project fails to meet the promised quality grade due to the reasons attributable to Party B, it shall be deemed as a breach of contract by Party B, and Party A shall have the right to pursue Party Bs liability for breach of contract.

2.	If the part of the project acceptance is deemed unqualified and it is due to Party Bs reasons, Party B shall be responsible for rectification, rework or demolition and re-construction, and Party A shall reorganize the acceptance, and the costs incurred therefrom shall be borne by Party B.

3.	During the process of project acceptance, the inspection, testing, measurement and testing required by Party A shall be carried out with the cooperation of Party B or Party B shall provide relevant instruments, meters and vehicles, and the costs shall be borne by Party B.

4.	During the process of project acceptance, if Party A requires re-inspection of the concealed project, Party B shall excavate or open holes as required, and re-cover or repair after inspection, and bear all the costs incurred.

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11.	Safety Construction and Penalties

1.	Party B shall comply with Party As management regulations on construction safety production, strictly organize construction according to safety standards, and at any time accept the legal supervision and inspection conducted by Party A or industry safety inspectors, taking necessary safety precautions to eliminate potential accident hazards. Party B shall be solely responsible for any liabilities and costs resulting from inadequate safety measures.

2.	Party A shall not require Party B to carry out construction in violation of the safety management regulations. Party A shall bear the corresponding responsibilities and expenses caused by the safety accidents caused by Party A.

3.	Party B shall submit safety protection measures to the supervising engineer before starting construction in power equipment, transmission lines, underground pipelines, inflammable and explosive areas and near street traffic routes, and implement them after being approved by the supervising engineer.

12.	Performance Bond & Liability for Breach of Contract

1.	If Party B fails to deliver goods or complete the construction period as stipulated in the contract, Party B shall pay a penalty of five ten-thousandths of the total contract amount per day from the day following the tenth day after the specified date for each delay. After ten days of delay, Party B shall pay a penalty of one thousandth of the total contract amount per day for each subsequent delay. The maximum amount of this penalty is five percent of the total contract amount. When the penalty reaches its upper limit, Party A has the right to terminate the execution of this contract and replace the construction team, and all losses resulting therefrom shall be borne by Party B.

2.	If Party A fails to pay the contract amount on time as stipulated in the contract, starting from the day after ten days from the latest due date, Party A shall pay Party B a penalty of five ten-thousandths of the total contract amount per day. After ten days of delay, for each day of delay, a penalty of one thousandth of the total contract amount per day shall be paid. The maximum amount of this penalty shall not exceed five percent of the total contract amount. Furthermore, in this contract, Party Bs service dates for Party A shall be extended accordingly.

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3.	In the event of a breach by one party to the contract, the other party shall submit a written claim to the breaching party, specifying the liability for breach that the breaching party should bear; the breaching party must respond within ten days of receiving the notice, or otherwise compensate the other party for any further losses incurred; if the breaching party has objections to the liability for breach within ten days of receiving the notice, both parties should promptly negotiate to clarify the liability for breach.

4.	The liquidated damages, compensation, maintenance fees and various economic losses payable according to the contract shall be paid within ten days after the responsibility is clearly defined; otherwise, they shall be treated as overdue payment and the relevant provisions of the Contract Law shall apply.

5.	After one party breaches the contract, if the other party requires the breaching party to continue to perform the contract, the breaching party shall continue to perform the contract after bearing the above liability for breach of contract.

13.	Dispute

1.	This contract, the bid inquiry minutes and relevant commitments, the bidding documents, the bid documents, national or industrial technical standards, specifications and relevant technical documents, the design documents of this project and the approval documents of the design have the same legal effect. In case of any inconsistency between the above contract documents, the above order is the priority of interpretation of the contract.

2.	After this Contract comes into force, if either party proposes to modify or terminate this Contract, it shall be handled in accordance with the Contract Law of the Peoples Republic of China.

3.	Any dispute arising from or in connection with the execution of this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached after negotiation, both parties agree to submit the dispute to Shenzhen Intermediate Peoples Court for litigation.

4.	The court’s ruling shall be final and binding, and all legal costs shall be borne by the party deemed liable by the judgment.

5.	During the litigation, the other parts of the contract shall continue to be executed except for the part in litigation.

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14.	Other

1.	In the event of force majeure (such as earthquake, flood disaster, etc.), Party B must inform Party A of the damage and loss as soon as possible, as well as the estimated cost of cleaning up and repairing. The costs and delay caused by force majeure shall be handled by both parties through negotiation.

2.	The engineering materials or equipment to be installed at the construction site shall be properly kept by Party B. If insurance is required, Party B shall be responsible for handling it and bear the insurance costs.

3.	Party A and Party B may terminate the contract through consultation. If the contract cannot be performed due to force majeure or breach of contract by either party (including the suspension or delay of construction due to party As reasons), Party A and Party B may terminate the contract.

4.	This contract is made in duplicate, with one copy for each party A and Party B, which shall have the same legal effect.

5.	Any matters not covered herein shall be settled by Party A and Party B through negotiation.

6.	This contract shall come into force upon being signed (sealed) by both parties and shall automatically terminate upon expiration of the warranty period of the project.

15.	The following attachments are included in this contract, as listed below:

1.	Annex 1: Labor unit price quotation form

2.	Annex 2: Confidentiality Agreement

3.	Annex 3: Safety production responsibility agreement

4.	Annex 4: Construction Engineering Safety Agreement

Time of conclusion of this contract: Year Month Day;

Place of conclusion of this contract:

Party A: Shenzhen Zhongyun Communication Technology Co., LTD Signature/Seal:	Party B: Signature/Seal:

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Attachment 1: Labor Unit Price Quotation Form

number	project name	unit	Wages (yuan)	remarks
1	Collecting customer peripheral business is opened	moon	6000

Settlement method: payment every six months

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Attachment 2: Confidentiality Agreement

Party A: Shenzhen Zhongyun Communication Technology Co., LTD

Party B:

In light of the contractual relationship between Party A and Party B, and the fact that Party B has become aware of and obtained Party As “confidential information” during the course of business activities aimed at achieving Party As contractual objectives, the disclosure of such confidential information would affect Party As normal operations, reduce Party As competitiveness, and damage Party As corporate image and interests. According to the Contract Law of the Peoples Republic of China and the Advertising Law of the Peoples Republic of China, and other relevant laws and regulations, to protect Party As “confidential information,” after full consultation, both parties hereby enter into the following confidentiality clauses for compliance and execution:

1.	Definition

1.	The term “business activities” in this agreement refers to all economic activities conducted by Party B under the contract signed with Party A to fulfill its objectives. These activities include, but are not limited to: designing, producing, publishing, and placing advertisements for Party A; providing corporate branding, business promotion, and market research services for Party A; producing marketing materials for Party A; supplying various products and services to Party A; conducting site inspections, design, construction, supervision, and maintenance for Party A’s engineering projects; designing, developing, and maintaining software systems and other technical services for Party A; providing agency maintenance services for Party A’s projects and equipment; organizing competitions, bidding, and tendering activities for Party A in connection with contract execution.

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2.	The term “Confidential Information” in this agreement refers to any and all information that Party B obtains or becomes aware of in the course of conducting the above-mentioned business activities. Confidential Information includes but is not limited to: business records, technical data, financial records, accounting information, customer details, corporate strategies, and trade secrets. Confidential Information may be stored in various forms, including written documents, electronic files, data formats, images, audio-visual materials, and physical objects.

2.	Party B’s Obligation of Confidentiality

1.	Party B shall maintain the confidentiality of any ‘Confidential Information’ acquired from Party A during business activities, both during and after the contract term. Without prior written authorization from Party A, Party B shall not disclose, transfer, license, or otherwise share any Confidential Information with Party A’s competitors, third parties, or unauthorized individuals. Party B must not use this confidential information for any commercial activities. Exceptions apply if required by law by national judicial authorities or other competent authorities to disclose such information.

2.	The “confidential information” provided by Party A to Party B shall be owned solely by Party A. Party B may need to know such “confidential information” for work purposes, but it is only to be used for internal discussions, creation, design, and authorized publication. Unless Party A gives written authorization, Party B must not fully or partially copy or reproduce such information materials; upon completion of business activities and when these information materials and their copies are no longer needed, they should be returned in full to Party A or destroyed with Party As consent and supervision.

3.	Party B shall properly keep the “confidential information” provided by Party A and ensure that, apart from staff members who have participated in Party As business activities, no other personnel of Party Bs company may review, borrow, or obtain knowledge of its contents. Party B shall be liable for any breach of contract if its negligence results in the loss, unauthorized disclosure, or indirect leakage of Party A’s Confidential Information, including trade secrets.

4.	Party B warrants that the staff members participating in Party As business activities shall keep Party As “confidential information” and shall not disclose it to any third party in any way before or after the completion of the business activities, including during their employment with Party B or during their transfer or resignation.

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3.	Breach of Contract and Liability

1.	If Party B breaches any provisions of this Agreement, Party A reserves the right to unilaterally terminate cooperation with immediate effect.

2.	If Party B violates any of the provisions mentioned above in this Agreement, Party B shall pay a penalty to Party A according to the following standard (1):

1)	20% of the amount of the main contract;

Note: If the liquidated damages agreed herein are lower than the loss of Party A calculated according to paragraph 3 of Article 3, Party A shall have the right to claim compensation from Party B for the part of the loss exceeding the agreed liquidated damages.

3.	In case of loss caused to Party A by Party Bs violation of the provisions of this Agreement, Party A shall have the right to choose one of the following methods to calculate the amount of loss compensation:

1)	The compensation amount shall be the actual loss suffered by Party A (including direct loss, indirect loss, expected income and litigation costs and legal fees incurred by Party A in pursuing Party Bs liability), which shall not exceed 5% of the amount of the main contract.

2)	The total income obtained by Party B due to breach of contract or tort shall be taken as the amount of compensation.

3)	No matter what method Party A chooses, if Party B causes the technical secret to be completely disclosed, Party B shall compensate for the entire value of the technical secret. The entire value of the technical secret may be assessed by an intangible asset evaluation institution recognized by the state.

4.	Principle of Mutual Confidentiality

In accordance with the principle of mutual confidentiality, Party A shall also be responsible for safeguarding Party B’s Confidential Information. Any violation by Party A shall result in liability under the same terms set forth in this Agreement.

5.	Other Provisions

1.	Party B shall earnestly perform this Agreement in good faith. If any dispute arises during the performance of this Agreement, both parties shall settle it through friendly negotiation; if no settlement can be reached through friendly negotiation, either party may bring a lawsuit to the Peoples Court at Party As place of residence.

2.	This Agreement shall come into force immediately upon being signed and sealed by both parties.

Party A: Shenzhen Zhongyun Communication Technology Co., LTD Signature / Seal:	Party B: Signature / Seal:

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Attachment 3: Safety Production Responsibility Agreement

Agreement on the Safety Production Responsibility System

Party A: Shenzhen Zhongyun Communication Technology Co., LTD

Party B:

To comply with the “Law of the People’s Republic of China on Work Safety” and other relevant laws, regulations, and national/local policies, and to implement a safety production responsibility system, strengthen safety management in production (especially in construction and maintenance services), ensure the safety and health of employees, and reduce economic losses, both parties, through equal consultation, hereby enter into this Agreement.

1. This Agreement serves as an appendix to the “2021-2022 Guangdong Unicom Pipeline and Customer Engineering (Shenzhen Area) Transmission Pipeline Distribution Engineering Labor Service Contract” (hereinafter referred to as the “Base Contract”). It holds equal legal effect as the Base Contract and shall take effect upon signing by both parties.

2.	Qualification Examination and Filing

1.	Party B guarantees compliance with the Law of the People’s Republic of China on Work Safety and other relevant regulations. Party B must have a sound safety management system and operating procedures. Party B must have had no major safety accidents in the past three (3) years. Party B must provide social insurance (including pension, medical, unemployment, work-related injury, and maternity insurance) for its employees. For engineering construction, network maintenance (e.g., transmission pipelines, base station maintenance services), and outdoor advertising services, Party B must also provide commercial accident insurance for its personnel.

2.	For special operations requiring specific qualifications, Party B must submit original qualification certificates or special operation licenses for Party A’s verification, and provide certified copies for Party A’s records.

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3.	For information development and software system maintenance projects, Party B shall have regular response procedures and measures for information security, protection measures for intellectual property rights, detailed description of services that can be provided, and, if necessary, issue a qualified appraisal certificate issued by a third-party appraisal institution designated or jointly recognized by Party A as required by Party A.

3.	Organizational Structure and Responsibilities

1.	Party B shall set up a safety production management organization, establish and improve safety production rules and regulations, and the emergency response plan and handling procedures shall meet Party As requirements for the emergency response plan. The person in charge of Party Bs unit is the primary person responsible for safety production under the basic contract, responsible for the safety education of Party Bs personnel, and responsible for safety production and security work during the project implementation period.

2.	For the implementation of specific projects, Party B must designate a project leader to facilitate coordination and contact during the construction process; Party B must provide safety production management personnel to conduct regular inspections of the safety production status, supervise and inspect the implementation of various management systems and safety operation procedures by employees, and record the inspection and handling situation in the records.

3.	Party B shall actively cooperate with Party As safety inspection and rectify the safety risks found in accordance with the requirements. If Party B fails to rectify or fails to rectify according to Party As requirements, it shall be deemed that Party B has breached the basic contract, and Party A shall have the right to deal with Party B according to the breach terms agreed in the basic contract.

4.	Safety Training

1.	Party B must prepare a written safety operating procedure before starting a project.

2.	Before dispatching and adjusting the workforce, Party B must provide safety production education and training to the aforementioned personnel, truthfully informing them of the hazardous factors present in the workplace and job positions, preventive measures, and emergency response procedures for accidents. This ensures that all workers possess essential safety production knowledge, are familiar with relevant safety production regulations and operating procedures, and have mastered the safety operation skills required for their positions. After receiving safety training and understanding the safety procedures, the workers must sign to confirm and sign the safety responsibility agreement.

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3.	Before the project commences, Party B shall submit copies of the safety operating procedures and the safety responsibility statement to Party A. If the safety operating procedures are not submitted, Party A has the right to suspend the project. If Party B fails to submit the safety responsibility statement before the personnel start work, Party A has the right to refuse their employment, and any resulting project liability or loss shall be borne by Party B.

4.	For construction projects, Party B shall provide safety protective equipment and clothing to the workers and inform them of the operating procedures for hazardous positions and the hazards of violating regulations. Special operation personnel must undergo specialized safety training in accordance with national and local regulations, obtain the corresponding special operation qualification certificates, and participate in the education and training organized by Party B. Party B must also ensure that 100% of the safety briefings conducted by the project supervisor are qualified before dispatching personnel to work.

5.	For information software system projects, all personnel from Party B must undergo pre-job training provided by Party A (including each branch company) before the project begins. The training consists of two parts: general modules and specialized training modules. General training covers foundational and common safety management systems and measures, while specialized training is arranged according to the specific type of project business. After completing the safety training, all personnel must pass a written assessment conducted by Party A (including each branch company). Only those who achieve 100% success can start work. If the assessment is not passed, Party A has the right to refuse the individual from starting work, and any resulting project liability or loss will be borne by Party B.

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5.	Safety Measures & Compliance

1.	Party B must comply with national, industry, and Party As regulations on production safety management, strictly organizing project-related work according to safety standards. Party B must organize construction in strict accordance with safety protection and civilized construction regulations, taking necessary labor safety precautions to eliminate accident hazards, and be ready to accept supervision and inspection from the state, industry, Party A, and supervisory units at any time.

2.	For projects involving engineering construction:

1)	Party B shall, in the project design, construction and maintenance plan of the construction organization, prepare relevant quality, safety and civilized production guarantee measures, improve the conditions of safety protection and civilized construction, and submit to the examination and supervision of Party A and the supervising unit.

2)	Party B shall strictly abide by the safety norms of business development process (entry, site and exit) formulated by Party A, allocate the corresponding workplace according to business needs, and strictly abide by the safety rules of the workplace.

3)	Party B shall take all reasonable preventive measures to prevent the implementation of the project from being disturbed by non-safe factors (including but not limited to illegal and fighting behaviors), ensure the safety of the site, construction quality and protect the life and property safety of the site and nearby personnel.

4)	Party B shall strictly abide by Party As regulations on safety management of machine rooms and key departments; under the premise of not affecting Party As safe production operation, Party A shall provide Party B with convenient conditions and assistance services as far as possible.

5)	During the project, Party A and the supervising unit shall have the right to inspect Party Bs safety management at any time, stop all kinds of illegal operations, and order Party B to suspend work for rectification for acts violating safety regulations. At the same time, Party B shall have the responsibility to timely remind Party A and the supervising unit of the safety hazards that Party A has not taken into account.

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6)	Party B shall formulate corresponding safety technical measures for the project; for projects with strong professionalism, special safety construction organization design shall be compiled and safety technical measures shall be taken.

7)	After both parties meet the conditions for commencement, the commencement order issued by Party A or the supervisor shall prevail, and both parties shall complete the handover procedures.

8)	Employees must wear construction certificates and safety protective equipment according to the requirements of different places, and special operation personnel (including but not limited to welders, electricians, etc.) must hold certificates before they can work.

9)	Party B shall establish and improve the daily work log, including construction time, location, construction content, etc.

10)	Party B shall set up safety warning signs at the construction site and send special personnel to guard and watch when necessary. Outdoor communication construction projects in urban areas shall be surrounded by barriers at the construction site. When construction is temporarily stopped at the construction site, the construction unit shall do a good job of on-site protection.

11)	The operation area shall be marked with obvious safety signs, the operation personnel shall be active in the construction area, and shall not enter the non-construction area at will; the operation personnel shall discourage non-operation personnel from entering the operation area.

12)	The site of the operation shall specify the key fire prevention parts and the use of various fire fighting equipment, do a good job in the safety management of equipment and materials, keep the site clean, and party B shall bear full responsibility for all pollution and other accidents occurring externally.

13)	Before working in the site where Party A has installed equipment, or near other power equipment, transmission lines, underground pipelines, sealed and earthquake-proof workshops, inflammable and explosive areas and streets with traffic, Party B shall apply to Party A and take safety protection measures, which can be implemented only after written approval from Party A and local safety authorities.

14)	In the event of blasting operations, construction in radioactive and toxic environments (including but not limited to storage, transportation, use, etc.) and the use of toxic and corrosive materials, Party B shall notify Party A in writing 14 days before construction and formulate corresponding safety protection measures, which can be implemented only after being written approved by Party A and local safety authorities.

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3.	For projects involving information system software development and maintenance:

1)	The responsible department of Party B shall be the information security authority in charge of counterpart cooperation (including maintenance, development, testing and value-added business cooperation). Party B shall establish a sound information security monitoring and emergency process to estimate possible information security accidents, detect and deal with them in time when security incidents occur, and assist Party A to control risks.

2)	Party A is responsible for supervising the development and maintenance of internal information systems; participating in the design and development of project systems, and following up on the writing of relevant documents; supporting and supervising the subsequent requirements development, system optimization and bug modification of outsourced information systems.

3)	Party A is responsible for assigning appropriate and available permissions to Party Bs personnel and providing necessary measures for the conduct of their work. Party B must strictly adhere to the information security standards set by Party A during the business process (entry, on-site, exit), ensuring that its personnel properly manage the account permissions they obtain and prevent any information leaks or other security incidents related to information security. Otherwise, Party A has the right to terminate the project at any time and reserves the right to legal recourse.

4)	During the project, Party A and the supervising unit shall have the right to inspect Party Bs information security management at any time, stop all kinds of risky operations, and order a suspension for rectification if there is any violation of information security regulations. Meanwhile, Party B shall have the responsibility to timely remind Party A and the supervising unit of any information security risks that Party A has not taken into account.

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5)	Party B is obliged to properly protect intellectual property rights (IPRs) and copyright transfers as well as co-authorship.

6)	Party B must strictly comply with the requirements and regulations of China Mobiles “Five Prohibitions” for customer service. When personnel dispatched by Party B enter production areas of China Mobile (including its subsidiaries) or log into various business systems of China Mobile (including its subsidiaries) for operations, they must strictly adhere to all safety management systems and standards of China Mobile (including its subsidiaries). They should voluntarily complete procedures such as authorization, certification, and registration of entry and exit times, and be ready to accept safety inspections from Party A and supervisory units at any time.

7)	When Party B comes into contact with all kinds of sensitive information and business secrets such as customer data and business information of Party A, it must cooperate with and abide by the provisions of Party A and ensure the confidentiality, integrity and verifiability of the information.

8)	Before the equipment of Party B is connected to the network, it must be ensured that the equipment has passed Party As safety inspection and testing and obtained authorization. When necessary, it should undergo a safety check by a professional testing company designated by Party A to prevent the system from being connected with faults. After connection, Party B should accept random inspections by Party A at any time. Party B should regularly inventory and clear out system equipment in cooperation with China Mobile, promptly removing retired system equipment. Before the project concludes, Party B should clean up all connections of the equipment, ensuring that sensitive information and commercial secrets are deleted. When necessary, it should undergo a safety check by a professional testing company designated by Party A.

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9)	When Party B personnel apply for adding or changing accounts, they must adhere to the principle of dedicated accounts for specific individuals and the principle of minimal authority. Account applications must be reviewed and approved by Party A, and a written account application authorization letter must be signed to take effect. The authorization letter should specify matters such as the user, permissions, and usage period. Party A will keep records of the application approval process and conduct post-audit reviews. For Party B personnel who are long-term stationed at China Mobile, before transferring positions or leaving their posts, Party B must submit a written application for position transfer or departure to the responsible person of the affiliated project under Party A. The responsible person of the Party A project should lead the completion of account recovery, changes, and reviews for Party B personnel. Only after signing the position transfer or departure approval can Party B personnel officially transfer positions or leave their posts.

10)	Party B shall file and properly store the business systems or software programs independently developed by Party A or in collaboration with Party A. If the system or program has access to customer sensitive information, Party B must submit the system development documentation to the relevant department of Party A for archiving. The documentation should specify the distribution scope and require developers, testers, and project managers to strictly adhere to distribution control requirements. The system or program should have detailed logging capabilities for various types of system logs. During development and testing phases, test data used by Party B personnel should generally not reflect real customer information from the live network. Before significant changes are made to Party Bs system, a security assessment must be conducted and submitted for approval by the relevant department.

11)	All system information, customer information, operation logs, etc., related to Party Bs system must be properly managed. No additions, deletions, or modifications shall be made without the permission of the relevant supervisory department. Party Bs system, which has the authority to access or retain sensitive information, must, in principle, be located within the interconnection area of Party Bs partners. Sensitive information must be strictly controlled during transmission. The security configuration and protection of Party Bs system should meet China Mobiles relevant security requirements.

12)	In principle, the business system of Party Bs company shall not keep the information content of China Mobile customers communications. If it is indeed necessary for business purposes, it shall be kept only after approval by the competent department concerned.

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6.	Accident Management & Compensation

Production safety accidents and cases include but are not limited to: casualties, fire, vehicle safety, crimes committed by employees, public security criminal cases, and communication network or interconnection accidents, communication power supply, information security accidents, etc.

1.	According to the engineering interface, Party B shall be responsible for safety during the operation process, including personal safety, equipment safety, and network security. Party B must conscientiously carry out preventive work to prevent production safety accidents and incidents. If Party B fails to manage strictly or implement preventive measures, resulting in production safety accidents or incidents, Party B shall bear legal responsibility corresponding to its fault. If Party A suffers losses due to production safety accidents or incidents caused by Party B, Party B shall fully compensate Party A.

2.	After the occurrence of a safety accident, Party B shall take emergency measures to organize repair and resume production in accordance with Party As emergency incident handling process, inform Party A by telephone within 15 minutes, and submit a written accident analysis report to Party A within 6 hours after the occurrence of the accident; at the same time, handle it according to the requirements of relevant government departments and actively cooperate with the investigation and handling of the accident.

3.	According to the “Measures for the Extraction and Use of Safety Production Expenses of Enterprises” (Ministry of Finance & State Administration of Work Safety [2012] No.16), construction enterprises base their safety expense extraction on the cost of building and installation projects. The safety expense extraction standards for various types of construction projects are as follows: 2.0% for housing construction projects, water conservancy and hydropower projects, power projects, railway projects, and urban rail transit projects; 1.5% for municipal public works, mechanical and electrical installation projects, highway projects, and communication projects. The safety expenses extracted by construction enterprises are included in the project cost. If there are other provisions regarding the basic construction investment estimate by the state, those provisions shall be followed.

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4.	If Party B has a work safety accident during the operation of the basic contract, Party A has the right to deduct the penalty for Party Bs breach of contract and adjust the scope of services of Party B in the contract on the premise of not violating laws and regulations according to the relevant national standards for the characterization of accidents.

5.	Party B shall fulfill the obligation of confidentiality with respect to the project data, written materials and other confidential materials provided by Party A, and ensure that it does not provide or disclose them to any third party within five years after the expiration of the basic contract. Otherwise, Party B shall bear all losses and liabilities caused thereby.

6.	Party B should strengthen content management when conducting interactive services, short message services, IDC services, download services, instant messaging services, and voice services. Strict control over mass messages on the platform must be enforced to enhance content supervision and ensure content safety. For interactive services, once a non-compliant user is identified, actions such as suspension, blacklisting, account freezing, restriction of user functions, or account closure should be taken based on the severity of the violation. For short message services, if a user is found sending non-compliant messages, temporary or permanent account suspension, service suspension, port closure, or blacklisting should be implemented according to the level of violation. For IDC services, if non-compliant information is detected on a website, measures such as blocking, offlineing, or stopping access services should be taken based on the severity of the situation. For download services, if illegal content downloads or malicious user activities are discovered, actions like blocking content download channels, adding to the blacklist, or filtering sensitive words should be promptly executed. For instant messaging services, once non-compliant users or groups are identified, immediate actions such as blacklisting, freezing, restricting, or closing accounts should be taken. For voice services, severe violations should result in measures such as suspending new business additions, pausing settlements, and halting full-network cooperation.

7.	The cooperative unit shall report the overall framework of the use plan of safety expenses and the use of production safety expenses, and cooperate with the audit department and the competent authority of production safety to conduct regular review and audit of the use of production safety expenses.

7. The validity period of this Agreement shall be the same as that of the base contract, but the termination date of the equipment installation contract shall be the expiration of the warranty period after the completion and acceptance of the equipment installation project.

8. Any matters not covered herein shall be handled by both parties in accordance with the principle of friendly negotiation. If Party A and Party B have any dispute over the liability for the accident, they shall negotiate and handle it according to the responsibility determination of relevant government departments. If no agreement can be reached through negotiation, either party may bring a lawsuit to the peoples court at Party As place of residence for settlement.

9. This Agreement is made in duplicate, with each party holding one copy. It shall come into force upon signature and seal by authorized representatives of both parties.

Party A: Shenzhen Zhongyun Communication Technology Co., LTD Signature / Seal:	Party B: Signature/Seal:

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Attachment 4: Construction Safety Agreement

This agreement is formulated to implement the policy of “Safety First, Prevention Foremost, and Comprehensive Governance”, clarify the safety responsibilities of both parties, enhance on-site safety management, ensure construction safety and quality, protect the health and safety of on-site personnel, and ensure the smooth, safe, civilized, high-quality, and efficient execution of the project while safeguarding the electrical equipment entrusted by the client. In accordance with national and local laws and regulations on safe and civilized production and following the principle of signing the contract and safety agreement before commencing work, both parties have, upon signing the construction contract, reached an agreement through mutual consultation.

1.	Party B’s Safety Responsible Person

i.	The safety responsible person of Party B, as referred to in this agreement, shall be the legal representative of Party B. The legal representative is the primary person responsible for safety production and signs this agreement on behalf of the company.

2.	Project Duration

i.	Project duration: From the commencement date to the date of final project acceptance and approval.

3.	Safety and Civilized Construction Objectives

i.	No serious personal injury or above accidents occurred. No minor personal injury accidents occurred.

ii.	No mechanical, equipment or fire accidents and traffic accidents of equal or greater responsibility will occur.

iii.	No power grid and equipment accidents or assessment events caused by engineering construction shall occur.

iv.	Meet the requirements of site safety and civilized construction put forward by Party A.

v.	No social security incidents occurred.

4.	Safety Regulations and Compliance Standards (including but not limited to)

i.	Law of the Peoples Republic of China on Work Safety

ii.	Regulations on Safety in Construction Projects of the State Council of the Peoples Republic of China

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iii.	Safety Inspection Standard for Construction JGJ59-2011

iv.	Safety Technical Code for Construction Machinery Use JGJ33-2012

v.	Technical Code for Safety of Temporary Electrical Power Supply at Construction Sites JGJ46-2012

vi.	Safety Code for Power Supply and Use at Construction Sites of Building Engineering GB50194-93

vii.	Safety Technical Code for High-altitude Operations in Building Construction JGJ80-91

viii.	Relevant management regulations of Shenzhen Electric Power Company.

ix.	The relevant safety and civilization rules and regulations of Party A.

5.	Responsibilities of Party A

1.	Party A shall examine Party Bs qualification according to relevant regulations and confirm that the project constructed by Party B is in line with its qualification.

2.	Party A shall guarantee the timely payment of necessary safety production measures for this project.

3.	Party A shall supervise and inspect the implementation of relevant laws, regulations and national or industrial standards concerning work safety by Party B, and exercise the following duties:

1)	Party A shall enter Party B for inspection, review relevant materials and learn about the situation from Party B personnel;

2)	Party A shall correct or require Party B to correct the illegal acts of production safety found in the inspection on the spot; Party A may punish Party B according to the relevant safety management system of the company;

3)	Party A shall notify Party B to immediately eliminate any accident hazards discovered during the inspection; if major accident hazards cannot ensure safety before or during their elimination, Party A shall notify the withdrawal of personnel from hazardous areas and temporarily halt production, operations, or use; after major accident hazards have been eliminated, resumption of production, operations, or use can only occur upon approval following a review.

4.	Cooperate with the government, relevant functional departments and sub-district offices to carry out inspection, cleaning and rectification work. When Party A performs various inspection work, Party B shall have special personnel to cooperate.

5.	In case of an accident during construction, Party A shall immediately organize Party B to deal with the accident emergency, report to the superior unit and the administrative department according to the requirements, and assist or organize the accident investigation.

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6.	Responsibilities of Party B

1.	In the process of construction, Party B shall have the relevant national laws, regulations, national standards or industrial standards and local government regulations on production safety conditions, and be responsible for the production safety of the site of the unit;

2.	Provide the enterprise qualification, safety construction status in the past three years and qualification certificates of construction personnel to Party A and the supervising unit according to the regulations, and be responsible for the authenticity of the materials provided by them.

3.	Party B must assign a full-time safety officer when the number of construction personnel exceeds 20, and a part-time safety officer must be appointed for 20 or fewer personnel. The safety officer should undergo training and assessment, holding relevant certification and qualification certificates. Party B has designated Zeng Qingyou, ID number: 431124198910134731, with contact phone: 18665821255, to serve as the safety officer responsible for ensuring safe and civilized construction of this project.

4.	The funds necessary for the production safety conditions that Party B shall have shall be guaranteed by the decision-making body, the principal person in charge or the individual investor of Party B, and Party B shall be responsible for the consequences caused by the insufficient funds necessary for production safety.

5.	Party B must participate in the work-related injury social insurance according to law and pay insurance premiums for employees.

6.	The site construction safety, technical and organizational measures and construction plan (hereinafter referred to as “three measures and one plan”) shall be compiled and implemented and submitted to the supervisor for examination and approval before the commencement of construction.

7.	When Party B enters the operation of the substation construction, it must first go through relevant procedures and strictly implement the relevant provisions of the Power Safety Work Regulations.

8.	The tools used by Party B during the construction period shall be provided by Party B. If it is necessary to borrow or rent, relevant procedures shall be handled. The tools shall meet the requirements for safe use.

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9.	Party B shall conduct “three-level” safety education and training for construction personnel, pass the examination and assessment, and work with certificates to ensure that there is evidence to check, and cooperate with Party A to carry out safety education at the site.

10.	Anyone entering the substation shall wear a safety helmet correctly, which shall be qualified and within the effective use period.

11.	Party B shall strictly implement the organizational measures and technical measures to ensure safety and relevant provisions in the “Electric Power Safety Work Regulations” when working on the electrical equipment of the substation. Party B shall not work blindly, take risks or violate regulations without permission.

12.	Party B shall check the electric tools before using them in construction, so as to achieve “one machine, one switch and one protection”. When using metal shell electric tools, insulating gloves shall be worn, and the metal shell shall be grounded.

13.	The ladder shall be completed with solid load standards and anti-slip measures. When using or carrying the ladder, it shall be kept at a sufficient safe distance from the equipment. The use of metal ladder is prohibited in areas near live parts.

14.	Party B is strictly prohibited to use steel tape measure and line ruler (with metal wire) for measurement around live equipment.

15.	Party B shall compile various construction safety management systems, establish corresponding safety management accounts, construction teams shall carry out regular safety inspections and safety activities, and make written records.

16.	The construction site should meet the requirements of safety standardization, and the site must be cleared after the work is completed.

17.	In the event of a major production safety accident, Party Bs principal person in charge shall immediately organize rescue and shall not leave his post without authorization during the investigation and handling of the accident. Party B shall timely report to Party A according to the emergency management requirements of Party A. If an accident or event occurs due to Party Bs responsibility, Party B shall be liable for the accident and compensate for the loss.

18.	If Party B changes the project leader, technical leader, safety officer, etc., it shall timely report to Party A and the supervising unit for record. If Party B changes the construction plan or scope of construction, it shall also timely report to Party A in writing, which shall be implemented after being reviewed and approved by Party A.

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19.	Party B shall be responsible for any personal accident or traffic accident occurring from the construction site to the unit.

20.	Party B guarantees that all kinds of reports, data and documents provided by Party A for production safety are true and reliable. Otherwise, Party B shall be punished according to the system for dereliction of duty or malfeasance, and those with serious circumstances shall be held legally liable.

7.	Breach of Contract and Penalties

1.	Party B shall organize the companys safety management in accordance with relevant national laws, regulations, standards and local government requirements during the construction process, and keep written records. If Party B violates relevant national laws, regulations, standards and local government provisions for work safety, causing property loss or personal accidents, Party B shall bear legal responsibility corresponding to its fault.

2.	Party B shall organize the companys safety management in accordance with relevant national laws, regulations, standards, and local government requirements during construction, promptly eliminating major safety hazards. If Party B fails to timely eliminate major safety hazards and does not make corrections after being notified in writing by Party A, Party A has the right to terminate the construction contract, and any actual economic losses incurred shall be borne by Party B.

3.	Party B shall bear full legal responsibility for all losses caused by unauthorized production, storage of hazardous chemicals, illegal use of electricity and illegal operation and other business activities, Party A has the right to terminate the construction contract, and all economic losses caused by Party B shall be borne by Party B.

4.	Party B must comply with Party A’s safety supervision. Non-compliance will result in penalties as per Party A’s regulations.

8.	Other

1.	This agreement is part of the project contract and has the same effect as the contract and is attached to the contract text.

2.	This agreement shall be valid upon being signed and sealed by both parties, and both parties shall abide by it. If this agreement is not signed, the project contract shall be invalid.

3.	The construction safety agreement shall come into force from the date of signature and seal, in duplicate, with each party holding one copy, both of which shall have legal effect.

Party A: Shenzhen Zhongyun Communication Technology Co., Ltd Signature/Seal:	Party B: Shenzhen Zhongyun Information Technology Co., Ltd Signature / Seal:

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